                                                                    Exhibit 99.2

FOR IMMEDIATE RELEASE
JANUARY 26, 1998

                       UNION PACIFIC RESOURCES GROUP INC.
     SETS RECORDS IN 1997 FOR DISCRETIONARY CASH FLOW, EARNINGS, CAPITAL
                                  INVESTED,
                           SALES VOLUMES AND RESERVES

                         1998 CAPITAL BUDGET ANNOUNCED

     FORT WORTH, Texas -- Union Pacific Resources Group Inc. (NYSE-UPR) today announced that 1997 was a record year for the Company in discretionary cash flow, earnings, capital invested, sales volumes and proved reserves. Discretionary cash flow for 1997 was $1,225 million or $4.88 per share, an 18 percent increase compared to 1996 while capital invested in 1997 equaled $1.5 billion, a 74 percent increase over 1996's total of $880 million. Earnings increased 4 percent over 1996 to $333 million or $1.33 per share, while proved reserves increased 593 billion cubic feet on an equivalent (Bcfe) basis to 4,100 Bcfe, a 17 percent increase year-over-year. In 1997, the Company replaced 199 percent of production at an "all-in" finding and development cost of approximately $.99 per million cubic feet on a gas equivalent basis. Further, producing property volumes for 1997 averaged 1,599 million cubic feet equivalent per day (MMcfed) of natural gas, an increase of 10 percent over 1996.

     "Our performance in 1997 demonstrates that UPR is committed to growth in volumes and reserves, and adding value to our shareholders. We have now increased proved reserves for 10 consecutive years," said Jack L. Messman, UPR's Chairman and CEO. "In 1998, we will continue with our core strategy of growing through both drilling and producing property purchases. We also plan to continue our aggressive growth in the gathering, processing and marketing business unit."

     In 1997, five of the Company's six business units increased production volumes over the previous year. The increases were led by the Gulf Onshore/Offshore business unit and the East Texas business unit which experienced increases of 15 percent and 17 percent respectively. The Gulf Onshore/Offshore business unit's increase is primarily the result of exploration success in the Kings Bayou area.

     East Texas growth was the result of exploration success in the Cotton Valley reef play, development drilling in the Carthage field and the aggressive drilling program which is underway on the properties acquired from Castle Energy.

     In addition, Austin Chalk average volumes increased 4 percent to 524
MMcfed.

     Sales prices averaged $2.17 per Mcfe in 1997 slightly above the 1996 average of $2.14 per Mcfe.

     UPR continued to be the nation's number one domestic driller for the sixth straight year. The Company averaged 50.6 operated rigs for the year and participated in the drilling approximately of 800 gross wells. In December, the Company set another record by operating 64 rigs.

                                 FOURTH QUARTER

     In the fourth quarter, discretionary cash flow increased 5 percent to $343.8 million or $1.37 per share, compared to the same period in 1996, while net income declined 35 percent year-over-year to $74.2 million or $.30 per share primarily as a result of lower hydrocarbon prices. Average sales prices totaled $2.12 per Mcfe in the fourth quarter of 1997 as compared to $2.58 per Mcfe in 1996.

     The decline in average price was partially offset as producing property volumes for the fourth quarter of 1997 increased 6 percent to 1,606 MMcfed. The Gulf Onshore/Offshore business unit registered a 51 percent increase in volumes over the same period in 1996 adding over 50 MMcfed in the quarter as the result of exploration success at Ship Shoal 105 (16 MMcfed) and additional volumes from Matagorda Island 623 field (18 MMcfed).

     Fourth quarter results included seven non-recurring items which collectively increased net income by $8 million or $.03 per share. Other oil and gas revenue included approximately $13 million related to gains recognized in connection with the sale of assets and $6 million related to the favorable resolution of potential claims associated with the Columbia Gas Transmission Company bankruptcy settlement received in 1995. Other income included: $10 million related to the favorable resolution of a number of environmental issues; a gain of approximately $7 million resulting from the sale of certain marketable securities; favorable settlements totaling $13 million in connection with a prior period property sale and expenses of approximately $17 million incurred in connection with UPR's offer to purchase Pennzoil Company, which was terminated in the fourth quarter. Finally, a FASB 121 asset impairment charge of approximately $20 million was recorded in the fourth quarter related to four small non-core fields.

                              1998 CAPITAL BUDGET

     In addition to its fourth quarter and year end results, the Company also announced its 1998 capital budget of $1.6 billion. Of this amount, UPR plans to invest approximately $1.4 billion on exploration and production activities with the remaining $200 million allocated to plants, pipelines and marketing projects.

     Union Pacific Resources is one of the nation's largest domestic independent oil and gas exploration and production companies. Based in Fort Worth, Texas, UPR has been the #1 domestic driller for the past six years.

                 THIS PRESS RELEASE, OTHER THAN HISTORICAL FINANCIAL INFORMATION, CONTAINS FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES INCLUDING PLANNED CONSTRUCTION AND DRILLING ACTIVITY, EXPECTED PRODUCTION EFFORTS AND VOLUMES AND BUDGETED CAPITAL EXPENDITURES AND OTHER RISKS AND UNCERTAINTIES DETAILED IN THE COMPANY'S SEC REPORTS, INCLUDING THE REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 1997. ACTUAL RESULTS MAY VARY MATERIALLY.


Media Contact:                                  Analyst Contact:
Pat Doyle                                       Mike Liebschwager
Director, Public Affairs                        Director, Investor Relations
817-877-6527                                    817-877-6531

                         Internet:www.upr.com

                       UNION PACIFIC RESOURCES GROUP INC.
                               STATEMENT OF INCOME
                        For the Period Ended December 31
                 (Dollars in Millions, Except Per Share Figures)

                                                     FOURTH QUARTER             %        TWELVE MONTHS                  %
                                                    1997         1996        Inc(Dec)   1997          1996          Inc(Dec)
                                                  ------------------------------------------------------------------------------
Operating revenues:
     Oil and gas operations:
           Producing properties                   $ 314.4      $ 352.7               $1,281.2      $1,133.3
           Plants, pipelines and marketing          123.9        139.8                  443.3         503.8
           Other oil and gas revenues                26.5         41.5                   60.4          65.0
                                                  -------      -------               --------      --------
               Total oil and gas operations         464.8        534.0                1,784.9       1,702.1
      Minerals                                       34.6         32.3                  139.8         128.9
                                                  -------      -------               --------      --------
           Total operating revenues                 499.4        566.3        (12)%   1,924.7       1,831.0           5%
                                                  -------      -------               --------      --------

Operating expenses:
     Production                                      75.9         69.7                  292.6         259.5
     Exploration                                     54.1         50.5                  204.7         144.6
     Plants, pipelines and marketing                 89.6         91.0                  285.2         290.0
     Minerals                                        (0.4)         1.9                    3.4           8.0
     Depreciation, depletion and amortization       163.8        149.8                  568.1         533.9
     General and administrative                      17.1         21.5                   75.5          68.4
                                                  -------      -------               --------      --------
          Total operating expenses                  400.1        384.4          4%    1,429.5       1,304.4          10%
                                                  -------      -------               --------      --------

Operating income                                     99.3        181.9        (45)%     495.2         526.6
Other income (expense) - net                         14.7         (1.5)                  24.3          (3.4)
Interest expense                                    (17.6)       (12.6)                 (53.1)        (50.6)
                                                  -------      -------               --------      --------

Income before income taxes                           96.4        167.8                  466.4         472.6

Income taxes                                        (22.2)       (53.5)                (133.4)       (151.8)
                                                  -------      -------               --------      --------

Net income                                        $  74.2      $ 114.3        (35)%  $  333.0      $  320.8           4%
                                                  =======      =======               ========      ========

Discretionary cash flow (1)                       $ 343.8      $ 326.1          5%   $1,225.5      $1,036.3          18%
                                                  =======      =======               ========      ========

Basic earnings per share                          $  0.30      $  0.46        (35)%  $   1.33      $   1.29           3%
Diluted earnings per share                        $  0.30      $  0.46        (35)%  $   1.33      $   1.28           4%
Discretionary cash flow per share                 $  1.37      $  1.30          5%   $   4.88      $   4.14          18%
Average shares outstanding (millions)               249.7        249.8                  250.0         249.2

(1) Discretionary cash flow for any period means the sum of net income; depreciation, depletion and amortization; exploration expenses; and deferred taxes.

                       UNION PACIFIC RESOURCES GROUP INC.
                              OPERATING STATISTICS
                        For the Period Ended December 31

                                                            FOURTH QUARTER               %           AS OF DECEMBER 31          %
                                                          1997          1996          Inc(Dec)     1997            1996     Inc(Dec)
                                                        ----------------------------------------------------------------------------
              COMBINED OIL AND GAS OPERATIONS
Average daily sales volumes:
       Natural gas (MMcfd)                              1,120.6       1,053.8           6%         1,132.8       1,007.0       12%
       Natural gas liquids (MBbld)                         73.2          71.7           2%            71.6          68.3        5%
       Crude oil (MBbld)                                   57.4          50.2          14%            52.9          50.6        4%
       Total (MMcfed)                                   1,904.4       1,785.4           7%         1,879.3       1,720.2        9%

Average sales prices:
       Natural gas (per Mcf)                          $    1.93     $    2.33         (17)%      $    2.01     $    1.86        8%
       Natural gas liquids (per Bbl)                      11.61         16.36         (29)%          11.61         12.42       (7)%
       Crude oil (per Bbl)                                17.89         19.60          (9)%          18.36         18.84
       Total (per Mcfe)                                    2.12          2.58         (18)%           2.17          2.14

              OPERATIONS DETAIL
Producing properties:
   Average daily production:
       Natural gas (MMcfd)                              1,077.7       1,029.9           5%         1,102.3         980.3       12%
       Natural gas liquids (MBbld)                         30.6          31.0                         29.9          28.5        5%
       Crude oil (MBbld)                                   57.4          50.2          14%            52.9          50.6        4%
       Total (MMcfed)                                   1,605.5       1,517.1           6%         1,598.8       1,454.9       10%

   Average sales prices:
       Natural gas (per Mcf)                          $    1.90     $    2.32         (18)%      $    2.00     $    1.86        8%
       Natural gas liquids (per Bbl)                      11.34         14.87         (24)%          11.20         11.39
       Crude oil (per Bbl)                                17.89         19.60          (9)%          18.36         18.84

   Average costs:
       Production costs (per Mcfe)                    $    0.51     $    0.50                    $    0.50     $    0.49
       DD&A (per Mcfe)                                     0.96          0.94                         0.84          0.87
       General and administrative cost (per Mcfe)          0.10          0.13         (25)%           0.11          0.11

Plants, pipelines and marketing:
   Average daily sales volumes attributable
    to gas plant ownership:
       Natural gas (MMcfd)                                 42.9          23.9          79%            30.5          26.7       14%
       Natural gas liquids (MBbld)                         42.7          40.7           5%            41.7          39.8        5%
       Total (MMcfed)                                     298.8         268.3          11%           280.5         265.4        6%

   Average sales prices:
       Natural gas (per Mcf)                          $    2.75     $    2.56           7%       $    2.40     $    2.01       19%
       Natural gas liquids (per Bbl)                      11.81         17.49         (32)%          11.91         13.16       (9)%

                       UNION PACIFIC RESOURCES GROUP INC.
                             STATEMENT OF CASH FLOWS
                        For the Period Ended December 31
                              (Dollars in Millions)

                                                        FOURTH QUARTER          %         AS OF DECEMBER 31          %
                                                       1997        1996*     Inc(Dec)     1997         1996*      Inc(Dec)
                                                      -----------------------------------------------------------------------
Cash provided by operations:
     Net income                                       $ 74.2      $114.3        (35)%   $   333.0    $  320.8         4%
     Depreciation, depletion and amortization          163.8       149.8                    568.1       533.9
     Exploration expenses                               54.1        50.5                    204.7       144.6
     Deferred taxes                                     51.7        11.5                    119.7        37.0
                                                      ------      ------                ---------    --------
          Discretionary cash flow                      343.8       326.1          5%      1,225.5     1,036.3        18%
     Working capital changes and other                (181.5)      (65.4)                  (256.7)      (45.9)
                                                      ------      ------                ---------    --------
Cash provided by operations                            162.3       260.7        (38)%       968.8       990.4        (2)%
                                                      ------      ------                ---------    --------

Investing activities:
     Capital investments and exploratory
          expenditures                                (342.0)     (264.6)        29%     (1,352.3)     (880.3)       54%
    Acquisition of Highlands Gas Corporation              --          --                   (179.4)         --
     Proceeds from sales of properties                  22.3         5.3                     44.6        30.2
     Other investing activities - net                  (11.3)       (1.0)                   (17.7)       (2.8)
                                                      ------      ------                ---------    --------
Cash used by investing activities                     (331.0)     (260.3)        27%     (1,504.8)     (852.9)       76%
                                                      ------      ------                ---------    --------

Financing activities:
     Dividends paid                                    (12.5)      (12.5)                   (50.0)      (49.8)
     Advances from (to) Union Pacific Corporation         --      (444.4)                      --      (567.8)
     Debt Financings                                   255.2       553.1                    563.5       646.9
     Debt Repaid                                        (2.6)       (9.5)                    (3.9)      (77.5)
     Purchase of Treasury Stock                        (49.9)       (2.4)                   (52.4)       (3.4)
     Other financings - net                              5.4         6.8                     30.5         5.4
                                                      ------      ------                ---------    --------
Cash provided(used) by financing activities            195.6        91.1                    487.7       (46.2)
                                                      ------      ------                ---------    --------

Net change in cash                                    $ 26.9      $ 91.5        (71)%   $   (48.3)   $   91.3      (153)%
                                                      ======      ======                =========    ========

* Certain classifications have been restated to conform with current year presentation.

                       UNION PACIFIC RESOURCES GROUP INC.
                         STATEMENT OF FINANCIAL POSITION
                                As of December 31
                              (Dollars in Millions)

                                            1997         1996
                                          --------     --------

Assets:
    Current assets                        $  576.8     $  586.3
    Properties - net                       3,665.4      2,972.4
    Intangible and other assets              230.0         90.2
                                          --------     --------

            Total                         $4,472.2     $3,648.9
                                          ========     ========

Liabilities and shareholders' equity:
    Current liabilities                   $  557.7     $  612.8
    Debt due after one year                1,230.6        670.9
    Deferred income taxes                    552.9        434.7
    Other liabilities                        370.3        416.2
    Shareholders' equity                   1,760.7      1,514.3
                                          --------     --------

            Total                         $4,472.2     $3,648.9
                                          ========     ========